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        As filed with the Securities and Exchange Commission on April 12, 1996


                          SECURITIES AND EXCHANGE COMMISSION

                                Washington D.C. 20549

                                  ------------------


                                       FORM 8-K


                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported):
                                    April 2, 1996




                             BLISS & LAUGHLIN INDUSTRIES
                (Exact name of registrant as specified in its charter)



           DELAWARE                 1-7362             36-2607304
          (State or other         (Commission         (IRS Employer
          jurisdiction of         File Number)     Identification Number)
          incorporation)


          281 EAST 155TH STREET
             HARVEY, ILLINOIS                            60426
    (Address of principal executive offices)           (Zip Code)


                                    (708) 333-1220
                 (Registrant's telephone number, including area code)





                           Exhibit Index located on page 5

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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

            On April 2, 1996, B & L Acquisition Corporation, a Delaware corporation ("Sub"), merged (the "Merger") with and into Bliss & Laughlin Industries Inc., a Delaware corporation (the "Company"), with the Company being the surviving corporation. As a result of the Merger, the Company is now a wholly-owned subsidiary of Bar Technologies Inc., a Delaware corporation (formerly known as BRW Steel Corporation) ("BarTech").

            The Merger occurred pursuant to the Amended Agreement and Plan of Merger, dated as of October 4, 1996 among BarTech, Sub and the Company, as amended by Amendment No. 1 dated October 18, 1996 (collectively, the "Merger Agreement"). At the effective time of the Merger, each outstanding share of Common Stock, $.01 par value per share, of the Company (the "Common Stock") (other than shares of Common Stock held by the Company as treasury stock immediately prior to the Effective Time and shares of Common Stock held by BarTech, Sub, or any direct or indirect subsidiary of BarTech, which shares were cancelled, and other than shares of Common Stock held by stockholders of the Company, if any, who properly exercised their appraisal rights under Delaware law) was cancelled and converted into the right to receive $9.50 in cash, without interest. The aggregate purchase price for the shares of Common Stock was approximately $38.2 million, plus related fees and expenses.

            In connection with the acquisition of the Company, BarTech offered 91,609 units (the "Units"), each consisting of $1,000 principal amount of 13-1/2% Senior Secured Notes due 2001 of BarTech (the "Notes") and 91,609 warrants (the "Warrants"), each Warrant initially entitling the holder thereof to purchase one share of Class A Common Stock, par value $.001 per share of BarTech. In addition, BarTech and certain of its subsidiaries entered into the Revolving Credit Facility. The Blackstone Group purchased shares of Class B Common Stock of BarTech for gross proceeds of approximately $30 million in cash (the "Blackstone Investment"). The net proceeds to BarTech from the sale of the Units, estimated to be $82.7 million, together with the proceeds from the Blackstone Investment and cash on hand, were used by BarTech to (i) pay the merger consideration, (ii) repay certain outstanding indebtedness of BarTech and the Company, (iii) pre-fund $20 million of the anticipated cost of Phase Two of BarTech's modernization and expansion plan, (iv) pay other fees and expenses related to the BarTech's recapitalization and (v) fund an interest escrow account for the benefit of the holders of the Notes to be released for the payment of interest on the Notes, when due, on the first three interest payment dates.

            The Company is a manufacturer of cold finished steel bars. As a result of the Merger, the Company believes that it will realize significant benefits, including: (i) the cost advantages of integration with BarTech's hot rolled steel bar production facilities in Lakawanna, New York and Johnstown, Pennsylvania and (ii) the cost savings through the consolidation of selected corporate functions and the synergy of certain sales and marketing efforts and other activities.

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            The summary set forth herein of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is incorporated herein by reference to Exhibit 2.1.

            A copy of the press release issued by the Company on April 2, 1996, announcing the Merger is incorporated herein by reference as Exhibit 99.1 and is attached hereto.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

            2.1 Amended Agreement and Plan of Merger, dated as of October 4, 1996 among BarTech, Sub and the Company, as amended by Amendment No. 1 dated October 18, 1996 (incorporated herein by reference to Annex A to the Proxy Statement dated December 21, 1995 of Bliss & Laughlin Industries, Inc.)

            99.1 Text of press release dated April 2, 1996, issued by the Company.

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                                      SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       BLISS & LAUGHLIN INDUSTRIES INC.




                                       By: /s/ Thomas J. Campbell
                                          -----------------------------------

                                       Name: Thomas J. Campbell
                                            ---------------------------------

                                       Title: Executive Vice President
                                             --------------------------------


Date:  April 12, 1996

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                                    EXHIBIT INDEX


    EXHIBIT                                                     SEQUENTIAL
    NUMBER                   DOCUMENT DESCRIPTION              PAGE NUMBER
    ------                   --------------------              -----------

     2.1           Amended Agreement and Plan of Merger,
                   dated as of October 4, 1996 among BarTech, Sub and the Company, as amended by Amendment No. 1 dated October 18, 1996
                   (incorporated herein by reference to Annex
                   A to the Proxy Statement dated December
                   21, 1995 of Bliss & Laughlin Industries, Inc.)

    99.1           Text of press release dated April 2, 1996.      E-1